Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 8, 2023, with respect to the consolidated financial statements of Xeris Biopharma Holdings, Inc., incorporated herein by reference.

/s/ KPMG LLP
Chicago, Illinois
August 8, 2024